Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint WILLIAM C. LOSCH III, JEFF L. FLEMING, CLYDE A. BILLINGS, JR., and DANE P. SMITH, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933 by First Horizon National Corporation in connection with the registration under such Act of shares of the Company’s common stock, par value of $0.625 per share, and preferred stock to be issued in connection with the consummation of a merger transaction with IBERIABANK Corporation pursuant to an Agreement and Plan of Merger dated November 3, 2019, and, further, to execute and sign any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney on December 30, 2019.

Signature	Title
/s/ D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer and Director (Principal Executive Officer)
(D. Bryan Jordan)
/s/ William C. Losch III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(William C. Losch III)
/s/ Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
(Jeff L. Fleming)
/s/ R. Eugene Taylor	Director, Vice Chairman
(R. Eugene Taylor)
/s/ Kenneth A. Burdick	Director
(Kenneth A. Burdick)
/s/ John C. Compton	Director
(John C. Compton)
/s/ Wendy P. Davidson	Director
(Wendy P. Davidson)
/s/ Mark A. Emkes	Director
(Mark A. Emkes)
/s/ Peter N. Foss	Director
(Peter N. Foss)
/s/ Corydon J. Gilchrist	Director
(Corydon J. Gilchrist)
/s/ Scott M. Niswonger	Director
(Scott M. Niswonger)
/s/ Vicki R. Palmer	Director
(Vicki R. Palmer)
/s/ Colin V. Reed	Lead Director
(Colin V. Reed)
/s/ Cecelia D. Stewart	Director
(Cecelia D. Stewart)
/s/ Rajesh Subramaniam	Director
(Rajesh Subramaniam)
/s/ Luke Yancy III	Director
(Luke Yancy III)